Report of
Independent
Registered
Public Accounting Firm

To the Shareholders
and Board of Trustees of
Federated GNMA Trust

In planning and
performing our
audit of the financial
 statements of Federated
 GNMA Trust  the Fund
as of and for the
year ended January
31 2007 in accordance
with the standards of
the Public Company
Accounting Oversight
Board United States
we considered its
internal control
over financial reporting
including control
activities for
safeguarding
securities as a
 basis for
designing our
auditing procedures
 for
the purpose of
expressing our
opinion on the
financial
statements and
to comply with
 the requirements of
Form NSAR but
not for the
purpose of
expressing an
opinion on the
 effectiveness
of the Fund's internal
control over
financial reporting
Accordingly we express
 no such opinion

The management
of the Fund is
responsible for
establishing and
 maintaining
effective internal
control over
financial reporting
In fulfilling this
responsibility
estimates and
judgments by management
 are required
to assess the
expected benefits
 and related costs
 of controls A companys
 internal control over
financial
reporting is a
 process designed
to provide reasonable
assurance regarding
the reliability of
financial
reporting and the
preparation of financial
statements for
external purposes
in accordance with
generally
accepted accounting
principles  Such
internal control
includes policies
and procedures that
provide
reasonable assurance
regarding prevention
or timely detection of
unauthorized acquisition
use or
disposition of a
companys assets that
could have a material
effect on the financial
statements

Because of its
inherent limitations
 internal control over
financial reporting
may not prevent or detect
misstatements
Also projections
of any evaluation
of effectiveness
to future periods
are subject to the
risk
that controls may
become inadequate
because of changes
in conditions or
that the degree of
 compliance
with the polices
or procedures may
deteriorate

A control deficiency
 exists when the
 design or operation
of a control does
not allow management or
employees in the
normal course of
performing their
assigned functions
to prevent or detect
 misstatements
on a timely basis
A significant
deficiency is a
control deficiency
or combination of
control deficiencies
that adversely
affects the companys
ability to initiate
authorize record
process or report
external financial
data reliably in
accordance with
generally accepted
accounting principles
such that there is
more than a
remote likelihood
that a misstatement of
the companys annual or
 interim financial
statements that is more
than inconsequential
will not be prevented
or detected  A material
 weakness is a significant
 deficiency or
combination of significant
 deficiencies that results
in more than a remote
likelihood that a material
misstatement of the annual
or interim financial
statements will
be not prevented or
 detected

Our consideration of
the Funds internal
control over financial
reporting was for the
limited purpose
described in the first
 paragraph and would
 not necessarily
disclose all deficiencies
in internal control that
might be significant
 deficiencies or
material weaknesses
under standards
established by the Public
Company Accounting
Oversight Board United
 States  However
we noted no deficiencies
 in the Funds
internal control
over financial
reporting and its
operation including
controls for safeguarding
securities
that we consider
 to be a material
 weakness as defined
 above as of January 31 2007





This report is intended
 solely for the
information and
use of management
and the Board of
 Trustees of the
Fund and the
Securities and
Exchange Commission
 and is not intended
to be and should not be used by
anyone other
than these specified parties




ERNST  YOUNG LLP


Boston Massachusetts
March 21 2007